UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the Credit Agreement, dated July 26, 2023 (the “Credit Agreement”), by and among Harmony Biosciences Holdings, Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the Company maintains an existing senior secured term loan (the “Existing Term Loan”) (i) with an outstanding aggregate principal amount as of September 21, 2023 of $185 million, (ii) that bears interest at a per annum rate equal to, at the Company’s option, (x) a base rate plus a specified margin ranging from 2.50% to 3.00%, based on the Company’s senior secured net leverage ratio or (y) Term SOFR plus a credit spread adjustment of 0.10% plus a specified margin ranging from 3.50% to 4.00%, based on the Company’s senior secured net leverage ratio and (iii) that matures on July 26, 2028.

On September 21, 2023 (the “Closing Date”), the Company, as borrower, entered into the First Incremental Amendment (the “First Incremental Amendment”) with the Administrative Agent and Bank of America, N.A., as incremental lender. The First Incremental Amendment provides for an incremental senior secured term loan (the “Incremental Term Loan”) in an aggregate principal amount of $15 million that was advanced on the Closing Date.  The proceeds of the Incremental Term Loan were used to pay transaction fees and expenses in connection with the First Incremental Amendment and otherwise will be used for general corporate purposes.

The First Incremental Amendment amends the Credit Agreement and provides that the Incremental Term Loan will have identical terms as the Existing Term Loan. In addition, on the Closing Date the Company paid an upfront fee of 0.50% of the aggregate principal amount of the Incremental Term Loan.

Except as amended by the First Incremental Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing descriptions of the First Incremental Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the First Incremental Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1*

First Incremental Amendment dated September 21, 2023 by and among Harmony Biosciences Holdings, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as incremental lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: September 25, 2023	By:	/s/ Sandip Kapadia
Sandip Kapadia
Chief Financial Officer